EXHIBIT 99(iii)

RELIABRAND INC ("RLIA-L") Set To Launch Adiri® MD+ Nurser™ At ABC Kids Expo

ReliaBrand Inc. announced that it will launch its new Adiri® MD+Nurser™ at their feature booth located in the 'Modern Child® Showcase at the ABC Kids Expo being held at Las Vegas, Nevada October 15th to 18th, 2013. The completed product was shipped to Las Vegas where it will be unveiled next week to global retail store buyers after being adjudicated by an independent selection committee to be featured in 'The Modern Child® Showcase' as part of the Company's Adiri® Brand of infant Nursers and related accessories. The ABC (All Baby & Child) Kids Expo is the Premier Global Juvenile Products Show.

The new "Adiri® MD+Nurser™" combines the features of a premium nurser with unique Medicinal Dispensing features that help parents accurately and safely dispense prescribed medicinal dosages or liquid supplements during regular infant feedings. A 2010 study in the "Journal of the American Medical Association" (JAMA) found that that 98% of liquid OTC medications for children have inconsistencies or confusing dosing instructions. It also found that in spite of FDA recommendations that children's OTC medications be packaged with dispensing devices, 26% of children OTC medication makers had not complied with the recommendation. Furthermore, that of the 148 medications that had a dispensing device, 83% came only with a graduated cap, 13.5% with a dropper and only 2.7% with a more accurate oral syringe dispenser.

Dr. Wendy Sue Swanson, MD, MBE, stated in her published article concerning dispensing OTC Medications to infants and children: "Don't use a spoon from the kitchen to dose medications. Ever. There is mountain of studies that finds this is dangerous for children." According to Dr. Swanson, "While we can easily standardize doses for adults, medications for children are based on their mass or weight. We worry about over-dosing children. But we worry about under-dosing children, too. I hate to think of families under-dosing fever reducers or pain relievers and thus not adequately treating a child. The child suffers more." When discussing current infant dosing practices Dr. Swanson concluded, "It's time OTC liquid medications for children were packaged with a universal dosing device. And time that pediatricians and all physicians be required to use only one unit of measurement (whenever possible) to avoid ongoing confusion for prescription medications, too. A new study functions as a wake-up call for drug makers and pediatricians alike; we need to do a better job helping families learn how to safely dose OTC liquid medications for infants and children. Current practice isn't going to cut it."

"The Adiri® MD+ Nurser™ was purpose-built to help caregiversaccurately dispense liquid medications or supplements to infants and children," ReliaBrand CEO Antal Markus stated. "It provides accurate measuring and dispensing and helps to mask the taste to improve the infant's acceptance of the medicine or supplement during a normal infant feeding," Markus continued. "I believe this revolutionary product is the type of universal dosing device the market has lacked," Markus affirmed. "I look forward to unveiling our Adiri® MD+ Nurser™ to the over 350 ABC Kids Expo attendees who already previewed it and to all the remaining global retail store buyers in attendance next week that we have an opportunity to meet in person," Markus concluded.

About ReliaBrand and Adiri® (www.reliabrand.com)
Located in Kelowna, B.C. Canada, ReliaBrand is a publicly traded company listed on the OTC Bulletin Board listed under the "RLIA" trading symbol. ReliaBrand owns and manufactures the Adiri® brand of infant feeding products. Adiri® is the most highly awarded baby bottle in the history of the category with international recognition for its superior medical benefits and revolutionary design. To see Adiri® awards please click here: http://reliabrand.com/awards-in-detail or for more information please call 1-855-ADIRI4U (1-888-234-7448).

Safe Harbor Statement
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of the effectiveness of management's strategies and decisions, general economic and business conditions, new or modified statutory or regulatory requirements and changing price and market conditions. No assurance can be given that these are all the factors that could cause actual results to vary materially from the forward-looking statements. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

TEL: 778-478-9997    RELIABRAND INC
FAX: 778-478-9941
E-mail: antal@reliabrand.com